                                                                      EXHIBIT 11


                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                   COMPUTATION OF PRO FORMA NET LOSS PER SHARE


                                                                                  YEAR ENDED DECEMBER 31,
                                                                     ------------------------------------------------
                                                                         1998               1997              1996
                                                                       -----------         -----------     ----------
Net loss                                                               $   (22,294)        $   (10,949)    $   (4,114)
                                                                       -----------         -----------     ----------
                                                                       -----------         -----------     ----------
                                                                                NET LOSS PER SHARE - BASIC

Weighted average common shares  - Basic                                 12,946,624          12,946,624      9,844,087
                                                                       -----------         -----------     ----------
                                                                       -----------         -----------     ----------
Net loss per share - Basic                                             $     (1.72)        $     (0.85)    $    (0.42)
                                                                       -----------         -----------     ----------
                                                                       -----------         -----------     ----------
                                                                                NET LOSS PER SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic                               12,946,624          12,946,624      9,844,087
                                                                       -----------         -----------     ----------
                                                                       -----------         -----------     ----------
  Dilutive effect of shares under employee stock plans (*)                      --                  --             --
                                                                       -----------         -----------     ----------
   Weighted average common shares - Diluted                             12,946,624          12,946,624      9,844,087
                                                                       -----------         -----------     ----------
                                                                       -----------         -----------     ----------
Net loss per share - Diluted                                           $     (1.72)        $     (0.85)    $    (0.42)
                                                                       -----------         -----------     ----------
                                                                       -----------         -----------     ----------


* Common stock equivalents were not included as their effect would be anti-dilutive.